                                                                     Exhibit 4










==============================================================================






                AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT




                             FIRSTMERIT CORPORATION

                                       AND

                              FIRSTMERIT BANK, N.A.

                                 AS RIGHTS AGENT







                                  MAY 20, 1998




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






                             FIRSTMERIT CORPORATION

                      AMENDED AND RESTATED RIGHTS AGREEMENT

                      -------------------------------------

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.1   Certain Definitions.....................................................  2

                                ARTICLE II
                                THE RIGHTS

2.1   Summary of Rights.......................................................  6
2.2   Legend on Common Shares Certificates....................................  6
2.3   Exercise of Rights; Separation of Rights................................  7
2.4   Adjustments to Purchase Price; Number of Rights.........................  8
2.5   Date on Which Exercise is Effective.....................................  9
2.6   Execution, Authentication, Delivery and Dating of Rights Certificates... 10
2.7   Registration, Registration of Transfer and Exchange..................... 10
2.8   Mutilated, Destroyed, Lost and Stolen Rights Certificates............... 11
2.9   Persons Deemed Owners................................................... 11
2.10  Delivery and Cancellation of Certificates............................... 12
2.11  Agreement of Rights Holders............................................. 12

                                ARTICLE III
                       ADJUSTMENTS TO THE RIGHTS IN
                     THE EVENT OF CERTAIN TRANSACTIONS

3.1   Flip-in................................................................. 13
3.2   Flip-over............................................................... 14

                                ARTICLE IV
                             THE RIGHTS AGENT

4.1   General................................................................. 15
4.2   Merger or Consolidation or Change of Name of Rights Agent............... 16
4.3   Duties of Rights Agent.................................................. 16
4.4   Change of Rights Agent.................................................. 18



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


                                                                              Page
                                                                              ----


                                    ARTICLE V
                                  MISCELLANEOUS

5.1    Redemption............................................................. 19
5.2    Expiration............................................................. 19
5.3    Issuance of New Rights Certificates.................................... 19
5.4    Supplements and Amendments............................................. 20
5.5    Fractional Shares...................................................... 20
5.6    Rights of Action....................................................... 20
5.7    Holder of Rights Not Deemed a Shareholder.............................. 21
5.8    Notice of Proposed Actions............................................. 21
5.9    Notices................................................................ 21
5.10   Suspension of Exercisability........................................... 22
5.11   Costs of Enforcement................................................... 22
5.12   Successors............................................................. 22
5.13   Benefits of this Agreement............................................. 22
5.14   Determination and Actions by the Board of Directors, etc............... 22
5.15   Descriptive Headings................................................... 23
5.16   Governing Law.......................................................... 23
5.17   Counterparts........................................................... 23
5.18   Severability........................................................... 23



EXHIBIT A

       Form of Rights Certificate
       (Together with Form of
       Election to Exercise)

EXHIBIT B

       Certificate of Designations
       of Series A Preferred Stock

                             FIRSTMERIT CORPORATION

                AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT


         AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of May 20, 1998, between FirstMerit Corporation, an Ohio corporation (the "Company"), and FirstMerit Bank, N.A., as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

                              W I T N E S S E T H:

         A. The Company and the Rights Agent entered into a Shareholder Rights Agreement, dated as of October 21, 1993 (hereinafter referred to as the "Original Rights Agreement") with respect to the declaration of one right ("Right") in respect of each Common Share (as hereinafter defined) held of record as of the close of business on November 1, 1993 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and conditions set forth in the Original Rights Agreement, and the Board of Directors authorized the issuance of one Right in respect of each Common Share issued between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as defined in the Original Rights Agreement).

         B. The Company amended and restated the Original Rights Agreement on July 18, 1996.

         C. The Original Rights Agreement provides that prior to the Distribution Date, the Company may supplement or amend the Original Rights Agreement in any respect, without the approval of any holders of Rights, by action of its Board of Directors upon approval by a majority of the Continuing Directors (as defined in the Original Rights Agreement).

         D. The Distribution Date has not occurred.

         E. The Board of Directors, including the Continuing Directors, have approved the amendments to the Original Rights Agreement as set forth herein.

         F. The Company and the Rights Agent wish to amend and restate the Original Rights Agreement in its entirety.

         NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         "ACQUIRING PERSON" shall mean any Person who is a Beneficial Owner of 10% or more of the outstanding Common Shares; provided, however, that the term "Acquiring Person" shall not include any Person (i) who is the Beneficial Owner of 10% or more of the outstanding Common Shares on the date of this Agreement or who shall become the Beneficial Owner of 10% or more of the outstanding Common Shares solely as a result of an acquisition by the Company of Common Shares, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a share dividend or share split) of any additional Common Shares, (ii) who is the Beneficial Owner of 10% or more of the outstanding Common Shares but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of 10% or more of the outstanding Common Shares or (iii) who Beneficially Owns Common Shares consisting solely of one or more of (A) Common Shares Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option, (C) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding Common Shares or (D) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) which are held by such Person in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity, that are beneficially owned by third persons who are not Affiliates or Associates of such Person or acting together with such Person to hold such shares, or which are held by such Person in respect of a debt previously contracted. In addition, the Company, any wholly-owned Subsidiary of the Company and any employee share ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall not be an Acquiring Person.

         "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.

         A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner of pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act, as such Rules are in effect on the date of this Agreement as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of share of the Company registered under Section 12 of the Securities Exchange Act of 1934 and pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report). Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding Common Shares with respect to which a Person is the Beneficial Owner, all Common Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Ohio are generally authorized or obligated by law or executive order to close.

         "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m. Akron, Ohio time on such date (or, if such date is not a Business Day, 5:00 p.m. Akron, Ohio time on the next succeeding Business Day).

         "COMMON SHARES" shall mean the shares of Common Stock, no par value, of the Company.

         "CONTINUING DIRECTOR" shall mean (i) any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or agent of an Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board of Directors prior to the date of this Agreement, or (ii) any person who subsequently becomes a member of the Board of Directors and who, while such person is a member of the Board of Directors, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or agent of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or such Person's election to the Board of Directors is recommended or approved by a majority of the Continuing Directors then on the Board of Directors.

         "DISTRIBUTION DATE" shall mean the close of business on the earlier of
(i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Distribution Date that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the Flip-in Date; provided, that if any tender or exchange offer referred to in clause (i) of this paragraph is canceled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Shares pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

         "EXCHANGE TIME" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

         "FINAL EXPIRATION DATE" shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) July 18, 2006 and (iv) pursuant to an agreement entered into prior to a Flip-in Date, upon the merger of the Company into another corporation or with another corporation in which all Common Shares are either converted into cash and/or securities of another corporation or, with respect to treasury shares and shares owned by the other party to the merger or its affiliates, canceled.

         "FLIP-IN DATE" shall mean the tenth business day after any Shares Acquisition Date or such earlier or later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

         "FLIP-OVER ENTITY," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which Common Shares are being converted or exchanged and, if no such securities are being issued, the other party to such Flip-over Transaction or Event and (ii) in the case of a Flip- over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the assets or earning power being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a subsidiary of a corporation, the parent corporation shall be the Flip-over Entity.

         "FLIP-OVER SHARES" shall mean the capital share (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the Flip-over Entity.

         "FLIP-OVER TRANSACTION OR EVENT" shall mean a transaction or series of transactions after a Flip-in Date in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or share exchange, the Acquiring Person Controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Shares or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person Controls the Board of Directors of the Company. An Acquiring Person shall be deemed to Control the Company's Board of Directors when, following a Flip-in Date, the persons who were directors of the Company before the Flip-in Date shall cease to constitute a majority of the Company's Board of Directors.

         "MARKET PRICE" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section
2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the securities are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

         "PERSON" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "PREFERRED SHARES" shall mean the Series A Preferred Shares, no par value, of the Company created by an amended Certificate of Designations filed on June 22, 1998, a copy of which is set forth in Exhibit B hereto.

         "PURCHASE PRICE" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Purchase Price shall equal $120.

         "REDEMPTION PRICE" shall mean an amount equal to one cent, $0.01.

         "REDEMPTION TIME" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

         "SHARES ACQUISITION DATE" shall mean the first date of public announcement by the Company (by any means) that an Acquiring Person has become such.

         "SUBSIDIARY" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

         "TRADING DAY," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

                                   ARTICLE II
                                   THE RIGHTS

         2.1 SUMMARY OF RIGHTS. As soon as practicable after the date hereof, the Company will mail a letter summarizing the amended terms of the Rights to each holder of record of Common Shares as of the date hereof, at such holder's address as shown by the records of the Company.

         2.2 LEGEND ON COMMON SHARES CERTIFICATES. Certificates for the Common Shares issued after the date hereof but prior to the Distribution Date shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement, dated as of May 20, 1998 (as such may be amended from time to time, the "Rights Agreement"), between FirstMerit Corporation and FirstMerit Bank, N.A., the terms of which are hereby incorporated herein by reference. Under certain circumstances, such Rights will be evidenced by separate circumstances and Rights "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, (as defined in the Rights Agreement) will become void. A copy of the Rights Agreement will be mailed without charge upon receipt of a written request therefor.


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



Certificates representing Common Shares that were issued and outstanding at the Record Date shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend and certificates representing Common Shares issued after the Record Date but prior to the date hereof bearing the form of legend set forth in the Original Rights Agreement shall evidence one Right for each Common Share on the terms set forth in this Agreement.

         2.3      EXERCISE OF RIGHTS; SEPARATION OF RIGHTS.

                  (a) Subject to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Distribution Date and prior to the Final Expiration Date, to purchase, for the Purchase Price, one one-hundredth of a Preferred Share.

                  (b) Until the Distribution Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated Common Share (together, in the case of certificates issued prior to the Record Date, with the letter mailed to the record holder thereof pursuant to the Original Rights Agreement) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter) of, such associated share.

                  (c) Subject to this Section 2.3 and to Sections 3.1, 5.1 and 5.10, after the Distribution Date and prior to the Final Expiration Date, the Rights (i) may be exercised and (ii) may be transferred independent of Common Shares. Promptly following the Distribution Date, the Rights Agent will mail to each holder of record of Common Shares as of the Distribution Date (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Distribution Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and
(y) a disclosure statement describing the Rights.

                  (d) Subject to Sections 3.1, 5.1 and 5.10, Rights may be exercised on any Business Day after the Distribution Date and prior to the Final Expiration Date by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Purchase Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

                  (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to Sections 3.1, 5.1 and 5.10, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent share certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

                  (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

                  (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable;
(ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

         2.4      ADJUSTMENTS TO PURCHASE PRICE; NUMBER OF RIGHTS.

                  (a) In the event the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay a dividend on Common Shares payable in Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, (x) the Purchase Price in effect after such adjustment will be equal to the Purchase Price in effect immediately prior to such adjustment divided by the number of Common Shares (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such Common Share will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

                  In the event the Company shall at any time after the date hereof and prior to the Distribution Date issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share. To the extent provided in Section 5.3, Rights shall be issued by the Company in respect of Common Shares that are issued or sold by the Company after the Distribution Date.

                  (b) In the event the Company shall at any time after the date hereof and prior to the Distribution Date issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Shares (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Shares) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or share exchange), or otherwise, the Company shall make such adjustments, if any, in the Purchase Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

                  (c) Each adjustment to the Purchase Price made pursuant to this Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Purchase Price is made pursuant to this Section 2.4, the Company shall
(i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate.

                  (d) Rights Certificates shall represent the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

         2.5 DATE ON WHICH EXERCISE IS EFFECTIVE. Each person in whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon attested by its Secretary or any of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

                  Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

                  Promptly after the Distribution Date, the Company will notify the Rights Agent of such Distribution Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

                  (b) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                  (a) After the Distribution Date, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Distribution Date as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Distribution Date.

                  After the Distribution Date and prior to the Final Expiration Date, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

                  (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

                  (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  (d) The Company shall not be required to register the transfer or exchange of any Rights after such Rights have become void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed or terminated under
Section 5.1.

         2.8      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES.

                  (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Final Expiration Date, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

                  (b) If there shall be delivered to the Company and the Rights Agent prior to the Final Expiration Date (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

                  (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

                  (d) Every new Rights Certificate issued pursuant to this
Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b), shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 PERSONS DEEMED OWNERS. Prior to due presentment of a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Distribution Date, such Common Share certificate) is registered as the absolute owner thereof and of the

Rights evidenced thereby for all purposes whatsoever, including the payment of the Redemption Price and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Distribution Date, the associated Common Shares).

         2.10 DELIVERY AND CANCELLATION OF CERTIFICATES. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly canceled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly canceled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates canceled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all canceled Rights Certificates to the Company.

         2.11 AGREEMENT OF RIGHTS HOLDERS. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                  (a) prior to the Distribution Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

                  (b) after the Distribution Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

                  (c) prior to due presentment of a Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                  (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

                  (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

                                   ARTICLE III
                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

         3.1      FLIP-IN.

                  (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of Common Shares having an aggregate Market Price on the Shares Acquisition Date equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Shares Acquisition Date an event of a type analogous to any of the events described in
Section 2.4(a) or (b) shall have occurred with respect to the Common Shares).

                  (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Shares Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

                  (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding Common Shares, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of
Section 3.1(b)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Distribution Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Shares (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

                  Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to

Section 3.1(b)) will thereafter represent only the right to receive a number of Common Shares equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.

                  Each Person in whose name any certificate for shares is issued upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

                  (d) Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue Common Shares upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor Preferred Shares, at a ratio of one one-hundredth of a Preferred Share for each Common Share so issuable.

                  (e) In the event that there shall not be sufficient treasury shares or authorized but unissued Common Shares or Preferred Shares of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Shares Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive,
(x) at the Company's option, either (A) in return for the Purchase Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Purchase Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Purchase Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a Common Share on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

         3.2      FLIP-OVER.

                  (a) Prior to the Final Expiration Date, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Shares of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Purchase Price for an amount in cash equal to the Purchase Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or
(b) shall have occurred with respect to the Flip-over Shares) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip- over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

                  (b) Prior to the Final Expiration Date, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                   ARTICLE IV
                                THE RIGHTS AGENT

         4.1      GENERAL.

                  (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         4.2      MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chief Executive Officer, the President or any Vice President and by the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

                  (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of
Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         4.4 CHANGE OF RIGHTS AGENT. The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares by registered or certified mail. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio or any other State of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1      REDEMPTION.

                  (a) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

                  (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

         5.2 EXPIRATION. The Rights and this Agreement shall expire at the Final Expiration Date and no Person shall have any rights pursuant to this Agreement or any Right after the Final Expiration Date, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1 hereof.

         5.3 ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares by the Company following the Distribution Date and prior to the Final Expiration Date pursuant to the terms of securities convertible or redeemable into Common Shares or to options, in each case issued or granted prior to, and outstanding at, the Distribution Date, the Company shall issue to the holders of such Common Shares, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such Common Shares; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         5.4 SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect, without the approval of any holders of Rights, by action of its Board of Directors upon approval by a majority of the Continuing Directors, and the Rights Agent shall, if the Company so directs, execute such supplement or amendment. From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights, by action of its Board of Directors, upon approval by a majority of the Continuing Directors, in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable and which shall be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement, including, without limitation, to change the Purchase Price, the Redemption Price, any time periods herein specified, and any other term hereof, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

         Upon receipt of a certificate from an appropriate officer of the Company that the proposed supplement or amendment is consistent with this
Section 5.4 and, after such time as any Person has become an Acquiring Person, that the proposed supplement or amendment does not adversely affect the interests of the holders of Rights, the Rights Agent shall execute such supplement or amendment. Without limiting the foregoing, should the percentage set forth in the definition of Acquiring Person be increased, the Company may at any time prior to such time as any Person becomes an Acquiring Person, by action of its Board of Directors, upon approval by a majority of the Continuing Directors, amend this Agreement to lower such percentage to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

         5.5 FRACTIONAL SHARES. If the Company elects not to issue certificates representing fractional shares upon exercise or redemption of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay the registered holder the appropriate fraction of the Market Value per Common Share.

         5.6 RIGHTS OF ACTION. Subject to the terms of this Agreement (including Section 3.1(b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         5.7 HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

         5.8 NOTICE OF PROPOSED ACTIONS. In case the Company shall propose after the Distribution Date and prior to the Final Expiration Date (i) to effect or permit occurrence of any Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         5.9 NOTICES. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           FirstMerit Corporation
                           Attention: Secretary
                           III Cascade Plaza
                           Akron, OH  44308-1103

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           FirstMerit Bank, N.A.
                           Attention: Corporate Trust Department
                           121 S. Main Street, Suite 200
                           Akron, OH  44308

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10 SUSPENSION OF EXERCISABILITY. To the extent that the Company determines in good faith that some action will or need be taken pursuant to
Section 3.1 or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.

         Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

         5.11 COSTS OF ENFORCEMENT. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         5.12 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         5.13 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.14 DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this

Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights.

         5.15 DESCRIPTIVE HEADINGS. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.16 GOVERNING LAW. This agreement and each right issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

         5.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.18 SEVERABILITY. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 FIRSTMERIT CORPORATION


                                 By: /s/ JOHN R. COCHRAN
                                    -----------------------------------------
                                         John R. Cochran
                                         Chairman and Chief Executive Officer


                                 FIRSTMERIT BANK, N.A.


                                 By: /s/ TERRY E. PATTON
                                    -----------------------------------------
                                         Terry E. Patton
                                         Senior Vice President and Secretary

                                    EXHIBIT A


                          [Form of Rights Certificate]

Certificate No. W-___________                            _______ Rights

         THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               RIGHTS CERTIFICATE

                             FIRSTMERIT CORPORATION

         This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of May 20, 1998 (as amended from time to time, the "Rights Agreement"), between FirstMerit Corporation, an Ohio corporation (the "Company"), and FirstMerit Bank, N.A., as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on July 18, 2006, one one-hundredth of a fully paid share of Series A Preferred Shares, no par value (the "Preferred Shares"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Purchase Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in Akron, Ohio. The Purchase Price shall initially be $120 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Shares, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one Common Share or one one-hundredth of a Preferred Share per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Date:
     -------------------------


ATTEST:                                            FIRSTMERIT CORPORATION

                                                   By:
------------------------------                        -------------------------
         Secretary



Countersigned:

FIRSTMERIT BANK, N.A.


By:
   ------------------------------------
         Authorized Signature

                  [Form of Reverse Side of Rights Certificate]









                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)

         FOR VALUE RECEIVED                                       hereby sells,
                           ---------------------------------------
assigns and transfers unto
                          -----------------------------------------------------
                             (Please print name and address of transferee)

-------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, 19__

Signature Guaranteed:

                                          -------------------------------------
                                                      Signature
                                          (Signature must correspond to name as
                                          written upon the face of this Rights
                                          Certificate in every particular,
                                          without alteration or enlargement
                                          or any change whatsoever)


         Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad-15.



                         -------------------------------
                            (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                        ---------------------------------------
                                                       Signature



                         -------------------------------

                                     NOTICE

         In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                   [To be attached to each Rights Certificate]






                          FORM OF ELECTION TO EXERCISE

                  (To be executed if holder desires to exercise
                            the Rights Certificate.)

TO:  FirstMerit Corporation

                  The undersigned hereby irrevocably elects to exercise ______________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Participating Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:


                  -----------------------------------
                  Address:
                          ---------------------------

                  -----------------------------------
                  Social Security or Other Taxpayer
                  Identification Number:
                                        -------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


                  -----------------------------------
                  Address:
                          ---------------------------

                  -----------------------------------
                  Social Security or Other Taxpayer
                  Identification Number:
                                        -------------

Dated:  _______________, 19__

              ----------------------------------------------------

Signature Guaranteed:
                                      ------------------------------------------
                                                        Signature
                                      (Signature must correspond to name as
                                      written upon the face of the attached
                                      Rights Certificate in every particular,
                                      without alteration or enlargement or any change whatsoever)

         Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad-15.


              ----------------------------------------------------

                            (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Shares, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                     ----------------------------------------
                                                     Signature


              ----------------------------------------------------


                                     NOTICE

         In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                    EXHIBIT B


                                                                 CONFORMED COPY


                           CERTIFICATE OF DESIGNATIONS
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                             FIRSTMERIT CORPORATION


                        (Pursuant to Section 1701 of the
                          Ohio General Corporation Law)
                          -----------------------------

         FirstMerit Corporation, a corporation organized and existing under the General Corporation Law of the State of Ohio (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation at a meeting duly called and held on May 20, 1998:

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by Article Fourth of the Amended and Restated Articles of Incorporation ("Articles"), and pursuant to
         Section 1701.70 of the Ohio Revised Code, the Board of Directors hereby amends the Articles to create a series of preferred stock, no par value, to be designated as the Series A Preferred Stock (the "Preferred Stock"). Initially consisting of 700,000 shares, and to the extent that the designations, powers, preferences and relative and special rights and qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Articles, does hereby fix and state such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof as follows:

         SERIES A PREFERRED STOCK:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be seven hundred thousand (700,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for Issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

                  (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value, (the "Common Stock") of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1 or
(ii) subject to the provision for adjustment hereinafter set forth 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record data shall be not more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to each event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.   CERTAIN RESTRICTIONS.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                      (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, than in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

         SECTION 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.





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         SECTION 10. AMENDMENT. The Articles of Incorporation of the Corporation
shall not be amended in any manner which would materially alter or change the powers, preferences or special Rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

         IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman and Chief Executive Officer and its corporate seal attested by its Secretary this 20th day of May, 1998.



                               By:  /s/ JOHN R. COCHRAN
                                  ------------------------------------------
                                        John R. Cochran
                                        Chairman and Chief Executive Officer

Attest:


  /s/ TERRY E. PATTON
--------------------------------------
      Terry E. Patton, Secretary





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